Exhibit 10.13

10/19/2015	Solium Inc. - Shareworks™

GRANT AGREEMENT

RITCHIE BROS. AUCTIONEERS INCORPORATED

PERFORMANCE SHARE UNITS – SIGN-ON GRANT

This Grant Agreement is made as of the date set out in Schedule A hereto and is made between the undersigned “Participant” (the “Participant”), being an employee of Ritchie Bros. Auctioneers Incorporated (the “Corporation”) or a subsidiary of the Corporation (which employer is herein referred to as the “Employer’) designated pursuant to the terms of the Performance Share Unit Plan of the Corporation (which Plan, as the same may from time to time be modified, supplemented or amended and in effect is herein referred to as the ’‘Plan’), and the Corporation.

In consideration of the grant or award of Performance Share Units made to the Participant hereunder (the receipt and sufficiency of which are hereby acknowledged), the Participant hereby agrees and confirms that:

1. The Participant has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan. In the event of any inconsistency between the terms of the Plan and the terms of this Grant Agreement, the terms of this Grant Agreement shall prevail.

2. The Participant accepts and consents to and shall be deemed conclusively to have accepted and consented to all terms and conditions of the Plan and all actions or decisions made by the Board or the Committee or any person to whom the Committee may delegate administrative powers and duties under the Plan, in relation to the Plan, which provisions and consent shall also apply to and be binding on the Beneficiaries, other legal representatives, other beneficiaries and successors of the Participant.

3. On the grant date (or, if applicable, grant dates) set out in Schedule A hereto, the Participant was granted Performance Share Units in such number as is set out in such Schedule A, which grant is evidenced by this Grant Agreement.

4. The Performance Share Units evidenced by this Grant Agreement, and all Performance Share Units referred to in Section 4.2 of the Plan in respect of such Performance Share Units, and, if applicable, additional PSUs contemplated pursuant to section 5.2 of the Plan, shall vest at the time and in the manner, and subject to the restrictions and conditions, as are set out in Schedule A hereto (including any Exhibit thereto), which forms part of this Grant Agreement.

5. As set out in the Plan, subject to the right of a Participant to designate one of more Beneficiaries entitled to receive benefits under the Plan following the death of the Participant as expressly set out in the Plan, the Participant may not assign or transfer any right or interest under the Plan or any PSUs granted to the Participant or any right to payment or benefits under the Plan, except to the extent otherwise required by Applicable Laws and except by will or by the laws of succession or descent and distribution.

6. As set out in the Plan, the Plan may be amended by the Board or the Committee from time to time.

7. The Plan includes provisions pursuant to which the Corporation and, if applicable, its Affiliates may withhold, or cause to be withheld, and deduct, or cause to be deducted, from any payment under the Plan and otherwise, a sufficient amount to cover Applicable Tax Withholdings, and take other action to satisfy obligations for payment of Applicable Tax Withholdings, including authority to withhold or receive property and make cash payments in respect thereof, and to require, prior to making any payment under the Plan, payment by the recipient to satisfy tax obligations.

8. The Participant will at all times act in strict compliance with Applicable Laws and all rules and policies of the Corporation, including any insider trading policy of the Corporation in effect at the relevant time, applicable to the Participant in connection with the Plan and the Participant’s PSUs and will furnish to the Corporation all information and documentation or undertakings as may be required to permit compliance with applicable laws. The Participant acknowledges, agrees and consents to information being disclosed or provided to others as contemplated in the Plan.

9. The Participant acknowledges that, if the Corporation is not the Participant’s Employer, the Employer has validly authorized and appointed the Corporation to enter into this Grant Agreement as the agent of the Employer.

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The validity, construction and effect of this Grant Agreement shall be determined in accordance with the laws of British Columbia and the laws of Canada applicable therein.

Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

This Agreement shall enure to the benefit and be binding upon the Corporation, the Employer and their respective successors, and on the Participant and the Participant’s legal representatives, beneficiaries and successors.

REVOCABLE BENEFICIARY DESIGNATION*

The Participant designates the following Beneficiary or Beneficiaries of the Participant for the purposes of the Plan.

The Participant reserves the right to change the designation of Beneficiaries or alter this designation as provided in the Plan.

Initial Designation	Beneficiary Change The Participant hereby revokes any previous designation and appoints the following each as a revocable Beneficiary of the Participant for the purposes of the Plan.

Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

Given Names and Initial	Last Name	Relationship to Employee	% Allocation	Phone #

CHANGE OF BENEFICIARY NAME OR PHONE NUMBER

Use this section ONLY when the Participant is reporting a change in a current Beneficiary’s name or phone number.

The Participant hereby requests that the records under the Plan reflect the following change of name or phone number of a Beneficiary of the Participant.

FROM	Given Names and Initial	Last Name	Relationship to Employee	Phone #

TO	Given Names and Initial	Last Name	Relationship to Employee	Phone #

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* The ability to designate Beneficiaries for the purposes of the Plan is included solely for the convenience of the Participant. The designation is for the purposes of entitlement to receive benefits under the Plan following the death of the Participant. Neither the Company nor the Employer makes any representation regarding the validity or effectiveness of any Beneficiary designation, including, without limitation, in relation to potential claims or rights of creditors or a Participant’s estate planning. The Participant should consult with the Participant’s own advisors regarding designation or change of Beneficiaries.

IN WITNESS WHEREOF Ritchie Bros. Auctioneers Incorporated, on its own behalf and, if the Corporation is not the Employer, on behalf of and as agent for the Employer, has executed and delivered this Grant Agreement, and the Participant has signed, sealed and delivered this Grant Agreement, as of the date first above written.

RITCHIE BROS. AUCTIONEERS INCORPORATED	RITCHIE BROS. AUCTIONEERS INCORPORATED, as agent for the Employer

Per:	Per:

Per:	Per:

I, Ravichandra Saligram hereby confirm that I have reviewed the terms of this Grant Agreement

NAME OF PARTICIPANT

and I accept and agree to be bound by those terms.

__________________________________ (seal)

SIGNATURE OF PARTICIPANT

Witness*

Witness*

_______________________

* If the Participant is completing the Beneficiary Designation or changing Beneficiaries, the Participant should sign this Grant Agreement in the presence of two witnesses present at the same time, which witnesses should sign while the Participant is present.

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Schedule A to Grant Agreement

1.	Name of Participant:	Ravichandra Saligram

2.	Date of Grant Agreement:	30-Sep-20l4 00:00 MDT

3.	Number of Performance Share Units Granted:	102,375.102375

4.	Date of Grant:	11-Aug-2014

The terms, conditions and provisions applicable to the Performance Share Units Granted are set out in the Attached Exhibit.

EXHIBIT I

1. Definitions

In this Exhibit, unless there is something in the subject matter or context inconsistent therewith:

(a) “Cause” shall have the meaning set forth in the Employment Agreement (as defined below);

(b) “Employment Agreement” means the employment agreement dated as of June 16, 2014 between the Participant and Ritchie Bros. Auctioneers (Canada) Ltd.; and

(c) “Good Reason” shall have the meaning set forth in the Employment Agreement.

All other capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Plan.

2. Vesting Period and Performance Criteria

Vest Schedule - PSUs
Vest Date	Vest Quantity
10-Aug-2019	102,375.102375
102,375.102375

(a) The PSUs will become eligible for vesting at a rate of 25% per year starting on the second anniversary of the grant date, with the actual number of units to vest to be determined based on achievement of pre-established performance criteria as set forth in section 2(b) below.

(b) The actual number of units to vest will be determined by the Board of Directors of the Corporation based on absolute Total Shareholder Return (“TSR”) performance over the applicable rolling two, three, four and five year performance periods following the grant date as follows:

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	TSR	PSU Payout % *
	(CAGR)	(% of target units)

Threshold	5%	0%

Target	15%	100%

Maximum	20%	200%

* Results interpolated between the points

CAGR = Compound Annual Growth Rate

(c) For the purpose of calculating the TSR measure set forth above, the CAGR for any particular performance period shall be calculated using the compound annual return over the applicable performance period using values at the beginning and end of the performance period based on the prior 20-trading day average and based on reinvestment of any dividends paid on the common shares of the Corporation during the period into additional common shares

(d) Consideration will be given by the Board of Directors to enhancing the vesting from prior tranches based on subsequent performance experienced for later tranches.

(e) All PSUs referred to in Section 4.2 of the Plan in respect of the PSUs granted or awarded to Participants pursuant to Section 3.1 of the Plan shall vest at the time when the PSUs in respect of which such Dividend Equivalents were credited vest.

(f) To the extent that the vesting criteria set out above result in the vesting of greater than 100% of the number of PSUs granted or awarded pursuant to Section 3.1 of the Plan (and Dividend Equivalents in respect of such PSUs), such additional PSUs shall deemed to have been granted and the Participant shall be credited with additional PSUs as contemplated pursuant to Section 5.2 of the Plan, as determined pursuant to such vesting criteria, which additional PSUs shall be fully vested when so granted, unless otherwise determined by the Board or Committee.

3. Termination

Except as otherwise specifically set forth in this section 3, the rights of the Participant with respect to the PSUs granted herein shall be as set forth in the Plan.

(a) Termination with Cause

Except as otherwise determined by the Board or Committee from time to time, in their sole discretion, in the event of the termination by the Corporation or an Affiliate of a Participant’s employment for Cause:

(i) the Participant will be entitled to receive payment pursuant to the provisions of Article 6 of the Plan in respect of all PSUs recorded in such Participant’s PSU Account as at the last day of active employment of           such Participant that had vested as at the last day of active employment of such Participant; and

(ii) all PSUs recorded in the Participant’s PSU Account as at the last day of active employment of such Participant that had not vested prior to the last day of active employment of such Participant shall not vest and shall be forfeited and cancelled without payment.

(b) Termination without Cause Prior to 3 Years of Date Commencement of Employment

Except as otherwise determined by the Board or Committee from time to time, in their sole discretion, in the event that, prior to July 7, 2017, the Participant’s employment with the Corporation or its Affiliate is terminated by the Company without Cause (not including voluntary termination by the Participant) or terminated by the Participant for any reason:

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(i) the Participant will be entitled to receive payment pursuant to the provisions of Article 6 of the Plan in respect of all PSUs recorded in such Participant’s PSU Account as at the last day of active employment of such Participant that had vested as at the last day of active employment of such Participant; and

(ii) all PSUs recorded in the Participant’s PSU Account as at the last day of active employment of such Participant that had not vested prior to the last day of active employment of such Participant shall not vest and shall be forfeited and cancelled without payment.

(c) Termination without Cause After 3 Years of Date Commencement of Employment

Except as otherwise determined by the Board or Committee from time to time, in their sole discretion, in the event that, on or subsequent to July 7, 2017, the Participant’s employment with the Corporation or its Affiliate is terminated by the Company without Cause (not including voluntary termination by the Participant) or terminated by the Participant for any reason:

(i) the Participant will be entitled to receive payment pursuant to the provisions of Article 6 of the Plan in respect of all PSUs recorded in such Participant’s PSU Account as at the last day of active employment of such Participant that had vested as at the last day of active employment of such Participant; and

(ii) the Participant will be entitled to receive payment pursuant to the provisions of Article 6 of the Plan in respect of all PSUs recorded in the Participant’s PSU Account as at the last day of active employment of the Participant (and, if applicable, any PSUs referred to in section 5.2 of the Plan credited to the Participant’s PSU Account after such last day of active employment in relation to any PSUs recorded in such Participant’s PSU Account as at such last day of active employment) that vest after the last day of active employment of such Participant, provided that the payment provided pursuant to section 6.1 of the Plan shall be prorated to reflect the percentage of the Vesting Period which the period, commencing on the first day of the Vesting Period or, if the Committee so determines, on the Grant Date and ending on the last day of active employment of such Participant, bears to the Vesting Period.

For purposes of the calculation in section 7.1(b) of the Plan, if the last day of active employment occurs other than on the last day of any month, it shall be deemed to have occurred as of the last day of the month during which the last day of active employment occurred. In addition, as contemplated in section 7.6 of the Plan, except as may be otherwise determined by the Board or the Committee, any Period of Absence during any Vesting Period, prior to the date of termination of the Participant’s employment with the Corporation or an Affiliate, shall be considered as active employment for the purposes of section 7.1(b) of the Plan.

4. General

The foregoing is subject to the provisions of the Plan regarding authority of the Committee to administer the Plan, including, without limitation, to construe and interpret any provisions of the Plan and decide all questions of fact arising in connection with such construction and interpretation and make such determinations and take such steps and actions as may be directed or permitted by the Plan and take such actions and steps in connection with the administration of the Plan as the Committee, in its discretion, may consider necessary and desirable, and regarding the discretion of the Committee to make changes or adjustments as the Committee may consider equitable and regarding waiver of restrictions with respect to conditions, limitations or restrictions, with respect to any PSU granted or awarded to any Participant and regarding amendment of the Plan and, if applicable, Grant Agreements or Grant Letters.

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